          ------------------------------------------------------------
                           RANDGOLD RESOURCES LIMITED

                                       AND

                              THE BANK OF NEW YORK

                                             AS RULE 144A DEPOSITARY

                                       AND

                HOLDERS AND BENEFICIAL OWNERS OF RULE 144A GLOBAL

                               DEPOSITARY RECEIPTS

                           RULE 144A DEPOSIT AGREEMENT

                            DATED AS OF JULY 1, 1997

                    AMENDED AND RESTATED AS OF JUNE 26, 2002

          ------------------------------------------------------------

                           RULE 144A DEPOSIT AGREEMENT

                  RULE 144A DEPOSIT AGREEMENT dated as of July 1, 1997, as amended and restated as of June 26, 2002, among RANDGOLD RESOURCES LIMITED, incorporated under the laws of Jersey (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Rule 144A Depositary), and all Rule 144A GDS Holders (as hereinafter defined) and Rule 144A GDS Beneficial Owners (as hereinafter defined) from time to time of Rule 144A Global Depositary Receipts issued hereunder.

                              W I T N E S S E T H :

                  WHEREAS, the Company desires to provide, as hereinafter set forth in this Rule 144A Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Rule 144A Depositary or with the Custodian (as hereinafter defined), as agent of the Rule 144A Depositary for the purposes set forth in this Rule 144A Deposit Agreement, for the creation of Rule 144A Rule 144A Global Depositary Shares representing the Shares so deposited and for the execution and delivery of Rule 144A Global Depositary Receipts evidencing the Rule 144A Rule 144A Global Depositary Shares; and

                  WHEREAS, the Rule 144A Global Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Rule 144A Deposit Agreement;

                  NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.  DEFINITIONS

                  The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Rule 144A Deposit Agreement:

     SECTION 1.1 Book-Entry Rule 144A GDSs.

                  The term "Book-Entry Rule 144A GDSs" shall mean all Rule 144A GDSs other than Physical Rule 144A GDSs, which are evidenced by a Receipt in book-entry form in accordance with Section 2.01(b).

     SECTION 1.2 Commission.

                  The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

     SECTION 1.3 Company.

                  The term "Company" shall mean Randgold Resources Limited, incorporated under the laws of Jersey, and its successors.

     SECTION 1.4 Custodian.

                  The term "Custodian" shall mean the London office of The Bank of New York, as agent of the Rule 144A Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Rule 144A Depositary pursuant to the terms of Section 5.05, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

     SECTION 1.5 Deposit Agreement.

                  The term "Deposit Agreement" shall mean this Rule 144A Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof and all instruments supplemental hereto.

     SECTION 1.6 Rule 144A Depositary; Corporate Trust Office.

                  The term "Rule 144A Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Rule 144A Depositary, shall mean the corporate trust office of the Rule 144A Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

     SECTION 1.7 Deposited Securities.

                  The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Rule 144A Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

     SECTION 1.8 Dollars.

                  The term "Dollars" shall mean United States dollars.

     SECTION 1.9 DTC.

                  The term "DTC" shall mean The Depository Trust Company, or any successor corporation thereto.

     SECTION 1.10 Foreign Currency.

                  The term "Foreign Currency" shall mean any currency other than Dollars.

     SECTION 1.11 Foreign Registrar.

                  The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

     SECTION 1.12 Regulation S Global Depositary Shares; Regulation S GDSs; Regulation S Global Depositary Receipts; Regulation S GDRs.

                  The terms "Regulation S Global Depositary Shares" and "Regulation S GDSs" shall mean the global depositary shares issued pursuant to the Regulation S Deposit Agreement. The terms "Regulation S Global Depositary Receipts" and "Regulation S GDRs" shall mean the global depositary receipts evidenced by the Regulation S GDSs.

     SECTION 1.13 Rule 144A Global Depositary Shares; Rule 144A GDSs.

                  The terms "Rule 144A Global Depositary Shares" and "Rule 144A GDSs" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each Rule 144A Global Depositary Share shall represent the right to receive the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter Rule 144A Global Depositary Shares shall evidence the rights to receive the amount of Shares or Deposited Securities specified in such Sections.

     SECTION 1.14 Rule 144A GDS Beneficial Owner.

                  The term "Rule 144A GDS Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the Rule 144A Master GDR issued hereunder, but who is not the Holder of such Receipt.

     SECTION 1.15 Rule 144A Deposit Agreement.

                  The term "Rule 144A Deposit Agreement" shall mean the Rule 144A Deposit Agreement, dated as of July 1, 1997, as amended and restated as of June 26, 2002, among the Rule 144A Depositary, the Company and the Rule 144A GDS Holders and Rule 144A GDS Beneficial Owners of Rule 144A Depositary Shares issued thereunder, as the same may be amended from time to time.

     SECTION 1.16 Rule 144A Master GDR.

                  The term "Master GDR" shall mean the GDR registered in the name of the nominee of DTC evidencing all Book-Entry Rule 144A GDSs, as provided in Section 2.01(b).

     SECTION 1.17 Rule 144 GDS Holder.

                  The term "Rule 144 GDS Holder" shall mean the person in whose name a Receipt is registered on the books of the Rule 144A Depositary maintained for such purpose.

     SECTION 1.18 Rule 144A Physical Rule 144A GDSs.

                  The term "Physical Rule 144A GDSs" shall mean GDSs evidenced by Receipts (other than the Master GDR) issued in physical, certificated form pursuant to Section 2.01(b) at any time that the book-entry settlement system of DTC is not available for the Book-Entry Rule 144A GDSs as provided in Section 2.01(b).

     SECTION 1.19 PORTAL.

                  The term "PORTAL" shall mean the Private Offerings, Resales and Trading through Automated Linkages market of the NASD (as defined in Section
2.01 hereof) or any successor to such market.

     SECTION 1.20 Receipts.

                  The term "Receipts" shall mean the Rule 144A Global Depositary Receipts, including the Master GDR, issued hereunder, in substantially the form of Exhibit A hereto, evidencing Rule 144A Global Depositary Shares as the same may be amended from time to time in accordance with the provisions hereof.

     SECTION 1.21 Registrar.

                  The term "Registrar" shall mean the Rule 144A Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts and to countersign Receipts as herein provided and shall include any co-registrars appointed by the Rule 144A Depositary.

     SECTION 1.22 Regulation S.

          The term "Regulation S" shall mean Regulation S, as from time to time amended, under the Securities Act.

     SECTION 1.23 Rule 144.

          The term "Rule 144" shall mean Rule 144, as from time to time amended, under the Securities Act.

     SECTION 1.24 Rule 144A.

          The term "Rule 144A" shall mean Rule 144A, as from time to time amended, under the Securities Act.

     SECTION 1.25 Securities Act.

          The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

     SECTION 1.26 Securities Exchange Act.

          The term "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

     SECTION 1.27 Shares.

          The term "Shares" shall mean ordinary shares in registered form of the Company, nominal value US$0.10 each, heretofore validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares, or hereafter validly issued and outstanding and fully paid, nonassessable and free of any preemptive rights of the holders of outstanding, Shares or interim certificates representing such Shares; provided, however, that if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares, the term "Shares" shall thereafter mean the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

     SECTION 1.28 United States.

          The term "United States" shall, except as otherwise provided in this Deposit Agreement or the Receipts, mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

ARTICLE 2. BOOK-ENTRY SYSTEM, FORM OF RECEIPTS, DEPOSIT OF SHARES,
           EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

     SECTION 2.1 Form and Transferability of Receipts.

          (a) Receipts shall be entitled "Rule 144A Global Depositary Receipts" and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Rule 144A Depositary by the manual or facsimile signature of a duly authorized signatory of the Rule 144A Depositary and, if a Registrar (other than the Rule 144A Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar. The Rule 144A Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Rule 144A Depositary who was at any time a proper signatory of the Rule 144A Depositary shall bind the Rule 144A Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

          Each Receipt shall bear the following legend:

         THIS RULE 144A GLOBAL DEPOSITARY RECEIPT ("RULE 144A GDR"); THE RULE 144A GLOBAL DEPOSITARY SHARES ("RULE 144A GDSs) AND THE SHARES OF THE COMPANY REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THE RULE 144A GDSs IN RESPECT OF WHICH THIS RULE 144A GDR IS ISSUED, AGREES THAT SUCH SECURITIES MAY BE RESOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO AN INSTITUTIONAL BUYER THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHOM THE SELLER HAS INFORMED, IN EACH CASE, THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) UNLESS THIS CERTIFICATE IS A GLOBAL CERTIFICATE, PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) OR (4) UNLESS THIS CERTIFICATE IS A GLOBAL CERTIFICATE, PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  In addition to the foregoing, the Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required (i) by the Rule 144A Depositary; (ii) to comply with any applicable law or regulations or with the rules and regulations thereunder of any securities exchange upon which Rule 144A Global Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise; (iii) by the National Association of Securities Dealers, Inc. (the "NASD") in order for the Receipts to be tradeable in the NASD's PORTAL market or by another self-regulatory organization in order for the Receipts to be tradeable in another closed market open only to qualified institutional buyers (as defined in Rule 144A) ("QIBs") and to securities eligible for resale under Rule 144A, the rules of which have been approved by the Commission (collectively, a "Rule 144A Trading Market"); or (iv) by Section 2.01(b) or otherwise.

                  The Receipts shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any Rule 144A GDSs evidenced by Rule 144A GDRs issued by the Rule 144A Depositary under the Rule 144A Deposit Agreement or any other depositary receipt facility relating to the Shares.

                  If applicable, the Receipts shall bear an ISIN number that is different from any ISIN number that is or may be assigned to any Rule 144A GDSs evidenced by Rule 144A GDRs issued by the Rule 144A Depositary under the Rule 144A Deposit Agreement or any other depositary receipt facility relating to the Shares.

                  (b) The Company and the Rule 144A Depositary shall make application to DTC for acceptance of the Book-Entry Rule 144A GDSs for its book-entry settlement system. The Company hereby appoints the Rule 144A Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of the Book-Entry Rule 144A GDSs for DTC eligibility, including but not limited to a letter of representations, with such modifications as are agreed to by the Company and the other parties thereto.

                  So long as the Book-Entry Rule 144A GDSs are eligible for book-entry settlement with DTC, unless otherwise required by law, such Book-Entry Rule 144A GDSs representing the Shares deposited with any Custodian shall be represented by a

Master GDR issued to DTC and registered in the name of Cede & Co., as nominee of DTC and no person acquiring such Book-Entry Rule 144A GDSs shall receive or be entitled to receive physical delivery of certificated Receipts evidencing Rule 144A Global Depositary Shares. Accordingly, each Beneficial Owner must rely upon the procedures of DTC and institutions having accounts with DTC to exercise or be entitled to any rights of a Holder of a Receipt. The Bank of New York or such other entity as is agreed with DTC may hold the Master GDR as custodian for DTC. During any period in which Book-Entry Rule 144A GDSs are represented by the Master GDR, ownership of beneficial interests in the Master GDR shall be shown on, and the transfer of such ownership shall be effected only through, records maintained by (i) DTC or its nominee (with respect to participants' interests) or (ii) institutions having accounts with DTC. All references in this Deposit Agreement to issuance or delivery of Receipts shall be deemed to include, where applicable, adjustments in the records of the Rule 144A Depositary showing the number of Book-Entry Rule 144A GDSs evidenced by the Master GDR.

                  For so long as the Master GDR is registered in the name of a nominee of DTC, it shall bear a legend substantially in the following form:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the agent authorized by the issuer for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  (b) If, at any time when Book-Entry Rule 144A GDSs are represented by the Master GDR, DTC ceases to make its book-entry settlement system available for the Book-Entry Rule 144A GDSs, the Company shall consult with the Rule 144A Depositary regarding other arrangements for book-entry settlement. Only in the event that it is impracticable without undue effort or expense to have or to continue to have the Rule 144A GDSs available in book-entry form as determined by the Company and the Rule 144A Depositary shall the Company instruct the Rule 144A Depositary to make Receipts evidencing Physical Rule 144A GDSs available to the Rule 144A GDS Beneficial Owners in physical, certificated form, which availability shall be subject to such additions, deletions and modifications to the form of Receipt attached hereto as Exhibit A and this Deposit Agreement, and subject to the requirements of any other documents, statements or certifications in connection therewith, as the Company and the Rule 144A Depositary may, from time to time, agree. In the event of issuance of Receipts in physical, certificated form evidencing Physical Rule 144A GDSs, such Receipts may evidence any number of Rule 144A Global Depositary Shares.

                  The Receipts shall be typewritten, in the case of the Master GDR, and otherwise shall be engraved, lithographed, printed, or typewritten, or in such other form as may be agreed upon by the Company and the Rule 144A Depositary. The Master GDR shall bear such legend or legends as may be required by DTC for acceptance of the Book-Entry Rule 144A GDSs for its book-entry settlement system. The Master GDR shall provide that it shall represent the aggregate amount of Book-Entry Rule 144A GDSs from time to time indicated in the records of the Rule 144A Depositary as being issued hereunder and that the aggregate amount of Rule 144A Global Depositary Shares represented thereby may from time to time be increased or decreased by the adjustment of such records of the Rule 144A Depositary and of DTC or its nominee as hereinafter provided.

                  (c) Title to a Receipt (and to the Rule 144A Global Depositary Shares evidenced thereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of this Deposit Agreement, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Rule 144A Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes and neither the Rule 144A Depositary nor the Company will have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt, unless such holder is the Holder thereof.

     SECTION 2.2 Deposit of Shares.

          (a) Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with (except in the case of the initial deposit of Shares by the Company) a duly executed and completed written certification and agreement ("Depositor Certificate"), in substantially the form attached as Annex I hereto, by or on behalf of the person who will be the Beneficial Owner of the Rule 144A Global Depositary Shares to be issued upon deposit of such Shares, and all such certifications, documents, other information and payments as may be required by the Rule 144A Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Rule 144A Depositary requires, together with a written order (1) directing the Rule 144A Depositary to adjust its records, as contemplated by Section 2.01(b), so as to increase, by the number of Rule 144A Global Depositary Shares representing such deposited Shares, the number of Rule 144A Global Depositary Shares evidenced by the Master GDR, and specifying the person or persons to whose DTC participant account such increase in the number of Rule 144A Global Depositary Shares should be credited or (2) in the case of deposits made at any time that DTC's book-entry settlement system is not available for the Book-Entry Rule 144A GDSs as provided in Section 2.01(b), directing the Rule 144A Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts in physical certificated form, for the number of Rule 144A GDSs representing such deposited Shares.

          No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Rule 144A Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under Jersey laws and regulations and any necessary approval has been granted by any governmental body in Jersey which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares. If required by the Rule 144A Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Rule 144A Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Rule 144A Depositary.

          The Depositary will refuse to accept Shares for deposit whenever it is notified in writing that such deposit would result in any violation of applicable laws or the Company's Memorandum or Articles of Association.

          In the event that Shares, or securities of any class that may from time to time be deposited with the Custodian pursuant to this Deposit Agreement, or Rule 144A Global Depositary Shares or Receipts representing such Shares or other securities, become listed on a national securities exchange which is registered under Section 6 of the Securities Exchange Act or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A(d)(3)(i)), the Company shall notify the Rule 144A Depositary and the Custodian in writing of such listing or quotation. Thereafter, and notwithstanding any other provision of this Deposit Agreement to the contrary, the Rule 144A Depositary and the Custodian shall refuse to accept for deposit any Shares of the same class (within the meaning of Rule 144A(d)(3)(i)) as the securities so listed or quoted, unless the person making such deposit shall furnish evidence satisfactory to the Rule 144A Depositary, in its sole discretion, that the Shares to be deposited were not, when issued, of the same class (within the meaning of Rule 144A(d)(3)(i)), as the securities so listed or quoted.

          At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Rule 144A Depositary may receive certificates for Shares to be deposited, together with the other instruments and payments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

          Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents and payments specified above, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the appointed agent of the Company for transfer and registration of Shares, which may but need not be the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Rule 144A Depositary or its nominee or such Custodian or its nominee.

          (b) The Rule 144A Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into segregated accounts separate from any Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares.

          (c) Deposited Securities shall be held by the Rule 144A Depositary or by a Custodian for the account and to the order of the Rule 144A Depositary or at such other place or places as the Rule 144A Depositary shall determine.

     SECTION 2.3 Execution and Delivery of Receipts.

          (a) Upon receipt by any Custodian of any deposit pursuant to Section 2.02(b) hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Rule 144A Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Rule 144A Depositary or its nominee or such Custodian or its nominee), together with the other documents and payments required as specified above and pursuant to Section 2.06, such Custodian shall notify the Rule 144A Depositary of such deposit and the name and DTC account number of the DTC participant or participants to whose account(s) the Book-Entry Rule 144A GDSs should be credited or, if DTC's book-entry settlement system is not then available for the Book-Entry Rule 144A GDSs as provided in Section 2.01(b), the person or persons to whom or upon whose written order a certificated Receipt or Receipts for Physical Rule 144A GDSs are deliverable in respect thereof and the number of Rule 144A Global Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission.

          Upon receiving such notice from such Custodian, the Rule 144A Depositary or its agent, subject to this Deposit Agreement, shall (a) if DTC's book-entry settlement system is then available for the Book-Entry Rule 144A GDSs
(i) adjust its records to reflect such deposit so as to evidence the aggregate number of Book-Entry Rule 144A GDSs then outstanding and (ii) instruct DTC to adjust its records to reflect such increase and credit the designated DTC participant account or accounts with such increase, or (b) if DTC's book-entry settlement system is not then available for Book-Entry Rule 144A GDSs as provided in Section 2.01(b), execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Rule 144A Depositary, a certificated Receipt or Receipts, registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of Physical Rule 144A GDSs to which such person or persons are entitled, but, in either case, (A) only upon payment to the Rule 144A Depositary or Custodian of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares and (B) subject to the other terms of this Deposit Agreement and the provisions of the Company's Articles of Association or Memorandum of Association and of the Deposited Securities.

          Except in the case of the initial deposit of Shares by the Company, the Rule 144A Depositary shall neither execute nor deliver a Receipt nor adjust its records in respect of any deposit of Shares unless a Depositor Certificate in substantially the form appearing as Annex I hereto is provided to the Rule 144A Depositary by or on behalf of the person acquiring beneficial ownership of any Rule 144A GDSs.

     SECTION 2.4 Transfer of Receipts; Combination and Split-up of Receipts.

          The Rule 144A Depositary, subject to the terms and conditions of this Deposit Agreement, including payment of the fees of the Rule 144A Depositary as provided in Section 5.09, shall register transfers of Receipts on its transfer books from time to time, (a) if the book-entry settlement system of DTC is then available for the Book-Entry Rule 144A GDSs, upon receipt by the Rule 144A Depositary at its Corporate Trust Office of written instructions from DTC or DTC's nominee on behalf of any Beneficial Owner and (b) if the book-entry settlement system of DTC shall become unavailable for the Book-Entry Rule 144A GDSs, upon surrender at the Corporate Trust Office of the Rule 144A Depositary of a Receipt, by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer (including, in the case of any Receipt in physical, certificated form, the due execution and completion of any endorsements appearing thereon relating to compliance with restrictions applicable to the transfer thereof), and duly stamped as may be required by the laws of the State of New York and of the United States. Thereupon the Rule 144A Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Rule 144A Depositary and the Company may require in order to comply with applicable laws, but only upon payment to the Rule 144A Depositary of the fees of the Rule 144A Depositary as provided in Section 5.09.

          The Rule 144A Depositary may deliver a Receipt or Receipts in exchange for an unrestricted depositary receipt or unrestricted depositary receipts, upon the same terms and subject to the same conditions as apply to a deposit for a Receipt under Section 2.02(b). The Rule 144A Depositary is not required to deliver a Receipt in exchange for an unrestricted depositary receipt if the Rule 144A Depositary believes that at the time of issuance such Receipt would not be eligible under paragraph (d)(3) of Rule 144A.

          The Rule 144A Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of Rule 144A Global Depositary Shares requested, evidencing the same aggregate number of Rule 144A Global Depositary Shares as the Receipt or Receipts surrendered.

          Notwithstanding the foregoing, with respect to any transfer of a Receipt evidencing Physical Rule 144A GDSs, upon the surrender of such Receipt together with written instructions as to the person or persons, or to whose DTC participant account the Physical Rule 144A GDSs to be transferred are to be credited, the Rule 144A Depositary will, if at the time DTC's book-entry settlement system is available for Book-Entry Rule 144A GDSs, cancel the surrendered Receipt, adjust its records, and instruct DTC to adjust its records, so as to increase the number of Rule 144A Global Depositary Shares represented by the Master GDR by the number of Physical Rule 144A GDSs evidenced by the Receipt so surrendered for transfer and inform DTC as to the person or persons, or to whose DTC participant account such Rule 144A Global Depositary Shares are to be credited.

          The Rule 144A Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Rule 144A Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Rule 144A GDS Holders or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Rule 144A Depositary.

     SECTION 2.5 Surrender of Receipts and Withdrawal of Shares.

          Subject to the terms and conditions of this Deposit Agreement, upon
(i) receipt by the Rule 144A Depositary at its Corporate Trust Office of written instructions from DTC or DTC's nominee, Euroclear or Cedel on behalf of any Beneficial Owner, if the book-entry settlement system of DTC is then available for the Book-Entry Rule 144A

GDSs, and (ii) surrender at the Corporate Trust Office of the Rule 144A Depositary of a Receipt evidencing Book-Entry Rule 144A GDSs or Physical Rule 144A GDSs, if the book-entry settlement system of DTC shall have become unavailable for Book-Entry Rule 144A GDSs, in either case for the purpose of withdrawal of the Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt or representing such person's beneficial interest in Book-Entry Rule 144A GDSs evidenced by the Master GDR, and upon payment of the fee of the Rule 144A Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Articles or Memorandum of Association of the Company, the Deposited Securities and applicable law, the Holder of such Receipt acting for itself or on behalf of the Beneficial Owner or DTC participant, as the case may be, shall be entitled to delivery, to him or upon his order of the amount of Deposited Securities at the time represented by the Rule 144A Global Depositary Shares evidenced by such Receipt or such beneficial interest in Book Entry GDSs evidenced by the Master GDR. Delivery of such Deposited Securities may be made by the delivery of (x) certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Holder or as ordered by him, and (y) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

          Notwithstanding the foregoing, no Deposited Securities may be withdrawn upon receipt of written instructions from DTC or DTC's nominee or Euroclear or Cedel on behalf of any Beneficial Owner or the surrender of a Receipt, as the case may be, unless at or prior to the time of surrender the Rule 144A Depositary shall have received a duly executed and completed written certificate and agreement ("Withdrawal and Transfer Certificate"), in substantially the form attached hereto as Annex II, by or on behalf of the person surrendering such Receipt who after such withdrawal will be the beneficial owner of such Deposited Securities; provided that no such certificate shall be required if (i) the Shares underlying the Rule 144A Global Depositary Shares have been registered under the Securities Act and the Rule 144A Depositary has received a satisfactory opinion of counsel to that effect or (ii) the Rule 144A Depositary shall have received a written opinion of counsel admitted to practice law in the United States satisfactory to the Rule 144A Depositary to the effect that no such certificate is required.

          A Receipt surrendered for such purposes may be required by the Rule 144A Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Rule 144A Depositary so requires, the Holder thereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Rule 144A Depositary a written order directing the Rule 144A Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Rule 144A Depositary shall direct the Custodian to deliver at the London office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Rule 144A Depositary as above provided, the amount of Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt or such beneficial interest in Book-Entry Rule 144A GDSs evidenced by the Master GDR, except that the Rule 144A Depositary may make delivery to such person or persons at the Corporate Trust Office of the Rule 144A Depositary of any dividends or distributions with respect to the Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Rule 144A Depositary.

          At the request, risk and expense of any Holder so surrendering a Receipt or any Beneficial Owner submitting such written instructions for delivery, and for the account of such Holder or Beneficial Owner, the Rule 144A Depositary shall direct the

Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt or the beneficial interest in Book-Entry Rule 144A GDSs evidenced by the Master GDR to the Rule 144A Depositary for delivery at the Corporate Trust Office of the Rule 144A Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

          Notwithstanding the foregoing, at any time the Company maintains an unrestricted depositary receipt facility with respect to the Shares in the United States, each Holder acknowledges that, and each of the Rule 144A Depositary and the Custodian agrees that, neither the Custodian nor the Rule 144A Depositary will make any actual delivery of Shares to any Holder at an address within the United States, unless such Shares are no longer deemed to be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act.

     SECTION 2.6 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

          (a) As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or beneficial interest in the Master GDR or withdrawal of any Deposited Securities or the adjustment of the Rule 144A Depositary's records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal, the Rule 144A Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Rule 144A Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06.

          (b) The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts, or the surrender of outstanding Receipts or the receipt of written instructions from any person having a beneficial interest in Book-Entry Rule 144A GDSs represented by the Master GDR for the purpose of withdrawal of Deposited Securities, may be suspended generally or in particular instances, during any period when the transfer books of the Rule 144A Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Rule 144A Depositary or the Company, or the Foreign Registrar, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason. The Rule 144A Depositary shall in no event be required to accept Shares for deposit or issue Receipts or adjust the Master GDR against such delivery if the Rule 144A Depositary believes that at the time of issuance such Receipts would not be eligible under paragraph (d)(3) of Rule 144A.

     SECTION 2.7 Lost Receipts, etc.

          In case any Receipt shall be mutilated, destroyed, lost or stolen, the Rule 144A Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Rule 144A Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Holder thereof shall have (a) filed with the Rule 144A Depositary (i) a request for such execution and delivery before the Rule 144A Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and
(b) satisfied any other reasonable requirements imposed by the Rule 144A Depositary.

     SECTION 2.8 Cancellation and Destruction of Surrendered Receipts.

          All Receipts physically surrendered to the Rule 144A Depositary shall be cancelled by the Rule 144A Depositary. The Rule 144A Depositary is authorized to destroy Receipts so cancelled.

     SECTION 2.9 Pre-Release.

          Notwithstanding Section 2.03 hereof, the Rule 144A Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section
2.02 (a "Pre-Release"). The Rule 144A Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Rule 144A Depositary knows that such Receipt has been Pre-Released. The Rule 144A Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Rule 144A Depositary deems appropriate, (c) terminable by the Rule 144A Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Rule 144A Depositary deems appropriate. The number of Rule 144A Global Rule 144A Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Rule 144A Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

          The Rule 144A Depositary may retain for its own account any compensation received by it in connection with the foregoing.

          The person to whom any Pre-Release is to be made pursuant to this
Section 2.09 shall be required to deliver to the Rule 144A Depositary a duly executed and completed Depositor Certificate in substantially the form attached hereto as Annex I.

ARTICLE 3. CERTAIN OBLIGATIONS OF RULE 144A GDS HOLDERS AND
           RULE 144A GDS BENEFICIAL OWNERS OF RECEIPTS

     SECTION 3.1 Filing Proofs, Certificates and Other Information.

          Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time to file with the Rule 144A Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of this Deposit Agreement or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Rule 144A Depositary may deem necessary or proper. The Rule 144A Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.

     SECTION 3.2 Liability of Holder or Beneficial Owner for Taxes.

          If any tax or other governmental charge shall become payable by the Custodian or the Rule 144A Depositary with respect to any Receipt or any Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by any Receipt, such tax or other governmental charge shall be payable by the Holder or Beneficial Owner of such Receipt to the Rule 144A Depositary. The Rule 144A Depositary may refuse to effect registration of transfer of such Receipt (or any split-up or combination thereof) or any withdrawal of Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Holder or Beneficial Owner thereof any part or all of the Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner of such Receipt shall remain liable for any deficiency.

     SECTION 3.3 Warranties on Deposit of Shares.

          Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02, that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of such Shares and the issuance of Receipts.

          Each person depositing or withdrawing Shares (other than the Company) will be deemed to acknowledge, represent and warrant to the same effect as the acknowledgment and certifications set out in paragraphs 2, 3 and 4 of Annex I or Annex II, as the case may be. Each such purchaser and each such person depositing or withdrawing Shares will be deemed to represent that it understands that the Receipts and the underlying Shares, unless otherwise agreed by the Company and the Rule 144A Depositary, will bear one or more legends substantially to the effect set out in Sections 2.01(a) and 2.01(b). Such acknowledgments, representations, warranties and agreements shall survive any such purchase, deposit or withdrawal.

     SECTION 3.4 Disclosure of Interests.

          The Company, or the Depositary if instructed by the Company to so request, may from time to time request Rule 144 GDS Holders, former Rule 144 GDS Holders, Rule 144A GDS Beneficial Owners or former Beneficial Owners of Rule 144A GDRs to provide information as to the capacity in which they hold or held Rule 144A GDRs or own or owned such beneficial interest and regarding the identity of any other person then or previously interested in such Rule 144A GDS Holder or Rule 144A GDRs and the nature of such interest. Each such Rule 144 GDS Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company, or such Depositary if instructed by the Company to so request, pursuant to the Deposit Agreements.

ARTICLE 4. THE DEPOSITED SECURITIES

     SECTION 4.1 Cash Distributions.

          Whenever the Rule 144A Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Rule 144A Depositary shall, if such cash is received in Foreign Currency, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Rule 144A Depositary as provided in Section 5.09) to the Rule 144A GDS Holders entitled thereto, in proportion to the number of Rule 144A Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided, however, that in the event that the Company or the Rule 144A Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Holder of the Receipts evidencing Rule 144A Global Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Rule 144A Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Rule 144A GDS Holders entitled thereto. The Company or its agent will remit to the appropriate governmental agency in Jersey all amounts withheld and owing to such agency. The Rule 144A Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Rule 144A Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Rule 144A GDS Holders of Receipts.

     SECTION 4.2 Distributions Other than Cash, Shares or Rights.

          Subject to the provisions of Sections 4.11 and 5.09, whenever the Rule 144A Depositary or Custodian shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Rule 144A Depositary shall cause the securities or property received by it to be distributed to the Rule 144A GDS Holders entitled thereto, after the deduction or upon payment of any fees and expenses of the Rule 144A Depositary or any taxes or other governmental charges, in proportion to the number of Rule 144A Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Rule 144A Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Rule 144A Depositary such distribution cannot be made proportionately among the Rule 144A GDS Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Rule 144A Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such property consists of securities that must be registered under the Securities Act in order to be distributed to Rule 144A GDS Holders or Rule 144A GDS Beneficial Owners) the Rule 144A Depositary deems such distribution not to be feasible, the Rule 144A Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Rule 144A Depositary as provided in Section 5.09) shall be distributed by the Rule 144A Depositary to the Rule 144A GDS Holders entitled thereto, all in the manner and subject to the conditions described in Section
4.01. Each beneficial owner of securities so distributed shall be deemed to have acknowledged that the securities have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer described in the form of legend set forth in Section 2.01 hereof.

          There can be no assurance that the Depositary will be able to effect any currency conversion or to sell or otherwise dispose of any distributed or offered property or rights in a timely manner or at a particular price or at all.

     SECTION 4.3 Distributions in Shares.

          If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Rule 144A Depositary may either (i) if Book-Entry Rule 144A GDSs are available, reflect on the records of the Rule 144A Depositary such increase in the aggregate number of Rule 144A GDSs representing Shares evidenced by the Master GDR and give notice to DTC of the related increase in the number of Rule 144A GDSs evidenced by the Master GDR or
(ii) if Book-Entry Rule 144A GDSs are not available, distribute to the Rule 144A GDS Holders of outstanding Receipts entitled thereto, in proportion to the number of Rule 144A Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of Rule 144A Global Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of Rule 144A Global Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Rule 144A Depositary as provided in Section 5.09. The Rule 144A Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional Rule 144A Global Depositary Shares in any such case, the Rule 144A Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If such adjustments on the records of the Rule 144A Depositary are not so made or additional Receipts are not so distributed, each Rule 144A Global Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Each Beneficial Owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer described in the form of legend set forth in Section 2.01 hereof.

     SECTION 4.4 Rights.

          In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Rule 144A Depositary shall have discretion as to the procedure to be followed in making such rights available to any Rule 144A GDS Holders or in disposing of such rights on behalf of any Rule 144A GDS Holders and making the net proceeds available to such Rule 144A GDS Holders or, if by the terms of such rights offering or for any other reason, the Rule 144A Depositary may not either make such rights available to any Rule 144A GDS Holders dispose of such rights and make the net proceeds available to such Rule 144A GDS Holders, then the Rule 144A Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Rule 144A Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Rule 144A GDS Holders but not to other Rule 144A GDS Holders, the Rule 144A Depositary may, if the Company so requests, distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of Rule 144A Global Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

          In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Rule 144A Global Depositary Shares of such Holder hereunder, the Rule 144A Depositary will make such rights available to such Holder upon written notice from the Company to the Rule 144A Depositary, if the Company so requests, that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

          If the Rule 144A Depositary has distributed warrants or other instruments for rights to all or certain Rule 144A GDS Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Rule 144A Depositary from such a Holder to exercise such rights, upon payment by such Holder to the Rule 144A Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Rule 144A Depositary and any other charges as set forth in such warrants or other instruments, the Rule 144A Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Rule 144A Depositary on behalf of such Holder. As agent for such Holder, the Rule 144A Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Holder. In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in the manner provided in Section 2.01 and in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

          If the Rule 144A Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Rule 144A GDS Holders, it may sell the rights, warrants or other instruments in proportion to the number of Rule 144A Global Depositary Shares held by the Rule 144A GDS Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Rule 144A Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Rule 144A GDS Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Rule 144A GDS Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.

          The Rule 144A Depositary will not offer rights to Rule 144A GDS Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Rule 144A GDS Holders or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Rule 144A Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Rule 144A Depositary may rely that such distribution to such Holder is exempt from such registration.

          The Rule 144A Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Rule 144A GDS Holders in general or any Holder in particular.

     SECTION 4.5 Conversion of Foreign Currency.

          Whenever the Rule 144A Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Rule 144A Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Rule 144A Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Rule 144A GDS Holders entitled thereto or, if the Rule 144A Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Rule 144A GDS Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Rule 144A Depositary as provided in Section 5.09.

          If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Rule 144A Depositary shall file such application for approval or license, if any, as it may deem desirable.

          If at any time the Rule 144A Depositary shall determine in its judgment that any Foreign Currency received by the Rule 144A Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Rule 144A Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Rule 144A Depositary, the Rule 144A Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Rule 144A Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Rule 144A GDS Holders entitled to receive the same.

          If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Rule 144A GDS Holders entitled thereto, the Rule 144A Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Rule 144A GDS Holders entitled thereto and may distribute the balance of the Foreign Currency received by the Rule 144A Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Rule 144A GDS Holders entitled thereto.

     SECTION 4.6 Fixing of Record Date.

          Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Rule 144A Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Rule 144A Depositary causes a change in the number of Shares that are represented by each Rule 144A Global Depositary Share, or whenever the Rule 144A Depositary shall find it necessary or convenient, the Rule 144A Depositary shall fix a record date which shall be the same date as the record date, if any, applicable to the Deposited Securities, or as close thereto as practicable (a) for the determination of the Rule 144A GDS Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give or forward instructions for the exercise of voting rights at any such meeting or (iii) to receive information on such meeting, subject to the provisions of the Deposit Agreement or (b) on or after which each Rule 144A Global Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections
4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Rule 144A GDS Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Rule 144A Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of Rule 144A Global Depositary Shares evidenced by Receipts held by them respectively and to give voting instructions, to exercise the rights of Rule 144A GDS Holders hereunder with respect to such changed number of Shares and to act in respect of any other such matter.

     SECTION 4.7 Voting of Deposited Securities.

          Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if instructed in writing by the Company, the Rule 144A Depositary shall, as soon as practicable thereafter, mail to the Rule 144A GDS Holders a notice, the form of which notice shall be in the sole discretion of the Rule 144A Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Rule 144A Depositary from the Company, (b) a statement that the Rule 144A GDS Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Jersey law and of the Articles of Association or Memorandum of Association of the Company, to instruct the Rule 144A Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Rule 144A Global Depositary Shares and (c) a statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Rule 144A Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Rule 144A Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

     SECTION 4.8 Changes Affecting Deposited Securities.

          In circumstances where the provisions of Section 4.03 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any Shares or other securities or property which shall be received by the Rule 144A Depositary or a Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and Rule 144A Global Depositary Receipts shall, subject to the terms of the Deposit Agreement and applicable laws (including any registration requirements under the Securities Act) thenceforth evidence GDSs representing, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Rule 144A Depositary may, and shall, if the Company so requests, (a) if Book-Entry Rule 144A GDSs are available, make appropriate entry in its records, or (b) if Book-Entry Rule 144A GDSs are not available, either
(i) execute and deliver additional Receipts as in the case of a dividend in Shares or (ii) call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

     SECTION 4.9 Reports.

          The Rule 144A Depositary shall make available for inspection by Rule 144A GDS Holders and Beneficial Owners at its Corporate Trust Office any notices, reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Rule 144A Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Rule 144A Depositary shall also send to the Rule 144A GDS Holders copies of such reports when furnished by the Company pursuant to Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Rule 144A Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

     SECTION 4.10 Lists of Rule 144A GDS Holders.

          Upon request by the Company, the Rule 144A Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of Rule 144A Global Depositary Shares by all persons in whose names Receipts are registered on the books of the Rule 144A Depositary.

     SECTION 4.11 Withholding.

          In the event that the Rule 144A Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Rule 144A Depositary is obligated to withhold, the Rule 144A Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Rule 144A Depositary deems necessary and practicable to pay such taxes or charges and the Rule 144A Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Rule 144A GDS Holders entitled thereto in proportion to the number of Rule 144A Global Depositary Shares held by them respectively.

ARTICLE 5. THE RULE 144A DEPOSITARY, THE CUSTODIANS AND THE COMPANY

     SECTION 5.1 Maintenance of Office and Transfer Books by the Rule 144A Depositary.

          Until termination of this Deposit Agreement in accordance with its terms, the Rule 144A Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

          The Rule 144A Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Rule 144A GDS Holders and Beneficial Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Rule 144A GDS Holders or Beneficial Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

          The Rule 144A Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

     SECTION 5.2 Prevention or Delay in Performance by the Rule 144A Depositary or the Company.

          Neither the Rule 144A Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association or Memorandum of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Rule 144A Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Rule 144A Depositary nor the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Holder or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Rule 144A GDS Holders, and the Rule 144A Depositary may not dispose of such distribution or offering on behalf of such Rule 144A GDS Holders and make the net proceeds available to such Rule 144A GDS Holders, then the Rule 144A Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

     SECTION 5.3 Obligations of the Rule 144A Depositary, the Custodian and the Company.

          The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Rule 144A GDS Holders or Rule 144A GDS Beneficial Owners, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

          The Rule 144A Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Holder or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

          Neither the Rule 144A Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Rule 144A Depositary.

          Neither the Rule 144A Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The Rule 144A Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Rule 144A Depositary or in connection with any matter arising wholly after the removal or resignation of the Rule 144A Depositary, provided that in connection with the issue out of which such potential liability arises the Rule 144A Depositary performed its obligations without negligence or bad faith while it acted as Rule 144A Depositary.

          The Rule 144A Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

          No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

     SECTION 5.4 Resignation and Removal of the Rule 144A Depositary.

          The Rule 144A Depositary may at any time resign as Rule 144A Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          The Rule 144A Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Rule 144A Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Rule 144A GDS Holders of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Rule 144A GDS Holders.

          Any corporation into or with which the Rule 144A Depositary may be merged or consolidated shall be the successor of the Rule 144A Depositary without the execution or filing of any document or any further act.

     SECTION 5.5 The Custodians.

          The Rule 144A Depositary may appoint from time to time one or more agents to act for it as Custodian hereunder. Any such Custodian shall be subject at all times and in all respects to the directions of the Rule 144A Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Rule 144A Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Rule 144A Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Rule 144A Depositary in its discretion determines that it is in the best interest of the Rule 144A GDS Holders to do so, it may appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians hereunder. Upon demand of the Rule 144A Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Rule 144A Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Rule 144A Depositary.

          Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

     SECTION 5.6 Notices and Reports.

          On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Rule 144A Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

          The Company will arrange for the translation into English and the prompt transmittal by the Company to the Rule 144A Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Rule 144A Depositary will arrange for the prompt mailing, at the Company's expense, of copies of such notices, summaries, reports and communications to all Rule 144A GDS Holders. The Company will timely provide the Rule 144A Depositary with the quantity of such notices, reports, and communications, as requested by the Rule 144A Depositary from time to time, in order for the Rule 144A Depositary to effect such mailings.

     SECTION 5.7 Issuance and Distribution of Additional Shares, Rights, etc.

          The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for any such securities (each a "Distribution"), the Company will promptly furnish to the Rule 144A Depositary a written opinion from United States counsel for the Company, which counsel shall be satisfactory to the Rule 144A Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act to be in effect prior to making such Distribution available to Rule 144A GDS Holders entitled thereto. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Rule 144A Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution.

          The Company agrees with the Rule 144A Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a registration statement is in effect as to such Shares under the Securities Act or unless the Company furnishes the Rule 144A Depositary with a written opinion from United States counsel for the Company, which counsel shall be satisfactory to the Rule 144A Depositary, stating that the Shares proposed to be deposited are eligible for deposit under the terms of this Deposit Agreement and applicable law.

     SECTION 5.8 Indemnification.

          The Company agrees to indemnify the Rule 144A Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Rule 144A Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

          The Rule 144A Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Rule 144A Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

     SECTION 5.9 Charges of Rule 144A Depositary.

                  The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Rule 144A Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Rule 144A Depositary and the Company from time to time. The Rule 144A Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Rule 144A Depositary.

                  The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.03), whichever applicable: (1) taxes and other governmental charges,
(2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar (or any other appointed agent of the Company for transfer and registration of the Shares) and applicable to transfers of Shares to the name of the Rule 144A Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided for in this Deposit Agreement, (4) such expenses as are incurred by the Rule 144A Depositary in the conversion of Foreign Currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 Rule 144A Global Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or
4.04 and the surrender of Receipts pursuant to Section 2.05 or 6.02, (6) a fee of $.02 or less per Rule 144A Global Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 hereof, (7) a fee for the distribution of securities pursuant to Section 4.02, such fee being in an amount equal to the fee for the execution and delivery of Rule 144A Global Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Rule 144A Depositary to Rule 144A GDS Holders and (8) a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Deposit Agreement.

          The Rule 144A Depositary, subject to Section 2.09 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

     SECTION 5.10 Retention of Rule 144A Depositary Documents.

          The Rule 144A Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Rule 144A Depositary, unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

     SECTION 5.11 Exclusivity.

          The Company agrees not to appoint any other depositary for issuance of Receipts so long as The Bank of New York is acting as Rule 144A Depositary hereunder.

     SECTION 5.12 Available Information.

          The Company has agreed that, so long as the Rule 144A Deposit Agreement remains in effect, it will either (i) furnish the Commission with certain public reports and documents required by the laws of Jersey or of any securities exchange on which any securities of the Company are listed or otherwise in accordance with Rule 12g3-2(b) under the Securities Exchange Act, and otherwise comply with the exemption provided by such Rule, or (ii) be subject to and fulfill the periodic reporting and other requirements of the Securities Exchange Act, and in accordance therewith, file reports and other information with the Commission. If, at any time prior to the termination of this Deposit Agreement, the Company is neither a reporting company under Section 13 or 15(d) of the Securities Exchange Act nor exempt from the reporting requirements of the Securities Exchange Act by reason of Rule 12g3-2(b) thereunder, the Company will provide, at its expense, to any Holder or Beneficial Owner or any holder of Shares, and to any prospective purchaser of Rule 144A Global Depositary Shares or Shares designated by such person, upon request of such Holder, Beneficial Owner, holder or prospective purchaser, the information required by Rule 144A(d)(4)(i) and otherwise comply with Rule 144A(d)(4). If at any time the Company is neither subject to Section 13 or 15(d) of the Securities Exchange Act nor exempt pursuant to Rule 12g3-2(b) under the Securities Exchange Act (as determined by the Office of International Corporate Finance of the Commission), the Company shall immediately so notify the Rule 144A Depositary, and the Rule 144A Depositary may so notify the Rule 144A GDS Holders in writing at the Company's expense.

          The Company hereby authorizes the Rule 144A Depositary to deliver such information as furnished by the Company to the Rule 144A Depositary during any period in which the Company informs the Rule 144A Depositary it is subject to the information delivery requirements of Rule 144A(d)(4) to any such Holder, Beneficial Owner, holder of Shares or prospective purchaser at the request of such person. The Company agrees to reimburse the Rule 144A Depositary for its reasonable expenses in connection with such deliveries and to provide the Rule 144A Depositary with such information in such quantities as the Rule 144A Depositary may from time to time reasonably request.

          In addition, upon notice that the Company has not furnished the Commission with any public reports, documents or other information as required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act, the Rule 144A Depositary is authorized (at any time the Company is exempt pursuant to Rule 12g3-2(b)) to furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Rule 144A Depositary receives as holder of the Deposited Securities from the Company and which are not so furnished to or filed with the Commission pursuant to any other requirement of the Commission and the Rule 144A Depositary is hereby authorized by the Company so to do on its behalf.

ARTICLE 6. AMENDMENT AND TERMINATION

     SECTION 6.1 Amendment.

          The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement or supplemented by agreement between the Company and the Rule 144A Depositary without the consent of Rule 144A GDS Holders or Rule 144A GDS Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of Rule 144A GDS Holders or Beneficial Owner, shall, however, not become effective as to outstanding Receipts until the expiration of 90 days after notice of such amendment shall have been given to the Rule 144A GDS Holders of outstanding Receipts. Every Holder and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment or supplement and to be bound or to own any beneficial interest by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

     SECTION 6.2 Termination.

          The Rule 144 A Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Rule 144A GDS Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Rule 144A Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Rule 144A GDS Holders of all Receipts then outstanding, if at any time 60 days shall have expired after the Rule 144A Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Holder of a Receipt will, upon (a) (i) receipt by the Rule 144A Depositary at its Corporate Trust Office of written instructions from DTC or DTC's nominee on behalf of any Beneficial Owner, if the book-entry settlement system of DTC is then available for the Book-Entry Rule 144A GDSs, or (ii) surrender of such Receipt at the Corporate Trust Office of the Rule 144A Depositary, (b) payment of the fee of the Rule 144A Depositary for the surrender of Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the Rule 144A Global Rule 144A Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Rule 144A Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends and other distributions to the Rule 144A GDS Holders thereof, shall not accept deposits of Shares, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Rule 144A Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, shall convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Rule 144A Depositary (after deducting, in each case, the fee of the Rule 144A Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of six months from the date of termination, the Rule 144A Depositary shall sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Rule 144A GDS Holders of Receipts which have not theretofore been surrendered, such Rule 144A GDS Holders thereupon becoming general creditors of the Rule 144A Depositary with respect to such net proceeds. After making such sale, the Rule 144A Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Rule 144A Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Rule 144A Depositary under Sections 5.08 and 5.09 hereof.

ARTICLE 7. MISCELLANEOUS

     SECTION 7.1 Counterparts.

          This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Rule 144A Depositary and the Custodians and shall be open to inspection by any Holder or Beneficial Owner of a Receipt during business hours.

     SECTION 7.2 No Third Party Beneficiaries.

          This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

     SECTION 7.3 Severability.

          In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.4 Rule 144A GDS Holders and Rule 144A GDS Beneficial Owners as Parties; Binding Effect.

          The Rule 144A GDS Holders and Rule 144A GDS Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

     SECTION 7.5 Notices.

          Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to La Motte Chambers, La Motte Street, St. Helier, Jersey JE1 1BJ, Channel Islands, or any other place to which the Company may have transferred its principal office.

          Any and all notices to be given to the Rule 144A Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:
American Depositary Receipt Administration, or any other place to which the Rule 144A Depositary may have transferred its Corporate Trust Office.

          Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Rule 144A Depositary, or, if such Holder shall have filed with the Rule 144A Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post office letter box. The Rule 144A Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

     SECTION 7.6 Governing Law.

          This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

     SECTION 7.7 Article; Section.

          Wherever references are made in this Deposit Agreement to an "Article" or "Articles" or to a "Section" or "Sections", such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

          IN WITNESS WHEREOF, RANDGOLD RESOURCES LIMITED and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first set forth above and all Rule 144A GDS Holders and Rule 144A GDS Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                              RANDGOLD RESOURCES LIMITED



                                              By:__________________________

                                                  Name:
                                                  Title:




                                              THE BANK OF NEW YORK,


                                               as Rule 144A Depositary

                                              By:_________________________

                                     Annex I

               Certification and Agreement of Certain Acquirors of

                   Receipts Upon Deposit of Shares Pursuant to

                 Section 2.02 of the Rule 144A Deposit Agreement

                  We refer to the Rule 144A Deposit Agreement, dated as of July 1, 1997, as amended and restated as of June 26, 2002 (the "Deposit Agreement"), among RANDGOLD RESOURCES LIMITED (the "Company"), THE BANK OF NEW YORK, as Rule 144A Depositary, and Rule 144A GDS Holders and Rule 144A GDS Beneficial Owners of Rule 144A Global Depositary Receipts (the "Receipts") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

                  1. This certification and agreement is furnished in connection with the deposit of Shares and issuance of Rule 144A Global Depositary Shares to be evidenced by one or more Receipts pursuant to Section 2.02 of the Deposit Agreement.

                  2. We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Receipts, the Rule 144A Global Depositary Shares evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act (the "Act").

                  3.  We certify that either:
         A. We are a qualified institutional buyer (as defined in Rule 144A under the Act), and at the time of issuance of the Receipt or Receipts referred to above, we (or one or more qualified institutional buyers for whose account we are acting) will be the beneficial owner of the Rule 144A Global Depositary Shares evidenced thereby.

                                       OR

         B. We are a broker-dealer acting for the account of our customer; our customer has confirmed to us that it is a qualified institutional buyer and either (i) at the time of issuance of the Receipt or Receipts referred to above, it will be the beneficial owner of the Rule 144A Global Depositary Shares evidenced thereby, or
(ii) it is acting for the account of a qualified institutional buyer that, at the time of issuance of the Receipt or Receipts referred to above, will be the beneficial owner of the Rule 144A Global Depositary Shares evidenced thereby.

                  4. We agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the Receipts, the Rule 144A Global Depositary Shares evidenced thereby or the Shares represented thereby except (a) to a person whom we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A,
(b) in accordance with Regulation S under the Act, or (c) in accordance with Rule 144 under the Act (if available), in each case in accordance with any applicable securities laws of any state of the United States.

                                                Very truly yours,

                                                ______________________________

                                                [NAME OF CERTIFYING ENTITY]

                                                By:___________________________

                                                   Title:
Dated:

                                    Annex II

                Certification and Agreement of Persons Receiving

                      Deposited Securities Upon Withdrawal

                           Pursuant to Section 2.05 of

                         the Rule 144A Deposit Agreement

                  We refer to the Rule 144A Deposit Agreement, dated as of July 1, 1997, as amended and restated as of June 26, 2002 (the "Deposit Agreement"), among RANDGOLD RESOURCES LIMITED (the "Company"), THE BANK OF NEW YORK, as Rule 144A Depositary thereunder, and Rule 144A GDS Holders and Rule 144A GDS Beneficial Owners of Rule 144A Global Depositary Receipts (the "Receipts") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

                  1. We are surrendering a Receipt or Receipts in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Securities represented by the Rule 144A Rule 144A Global Depositary Shares evidenced by such Receipt or Receipts (the "Shares") pursuant to Section
2.05 of the Deposit Agreement.

                  2. We acknowledge (or if we are acting for the account of another person, such person has confirmed that it acknowledges) that the Shares have not been and will not be registered under the Securities Act (the "Act").

                  3.       We certify that either:
                           (a)      We are a qualified institutional buyer (as
defined in Rule 144A under the Act) acting for our own account or for the account of one or more qualified institutional buyers, and either:

                                    (i)  we have (or it has) sold or otherwise
transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Receipts or the Shares in accordance with Regulation S under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Receipts, or

                                    (ii) we have (or it has) sold or otherwise
transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Receipts or the Shares to another qualified institutional buyer in accordance with Rule 144A under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the Receipts, or

                                    (iii)  we (or it) will be the beneficial
owner of the Shares upon withdrawal, and, accordingly, we agree (or if we are acting for the account of one or more qualified institutional buyers, each such qualified institutional buyer has confirmed to us that it agrees) that (x) we (or it) will not offer, sell, pledge or otherwise transfer the Shares except (A) to a person whom we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a qualified institutional buyer within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A,
(B) in accordance with Regulation S under the Act, or (C) in accordance with Rule 144 under the Act (if available), in each case in accordance with any applicable securities laws of any state of the United States, and (y) we (or it) will not deposit or cause to be deposited such Shares into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Rule 144A Depositary), other than a Rule 144A restricted depositary receipt facility, so long as such Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Act.

                                       OR

                           (b)   We are located outside the United States
(within the meaning of Regulation S under the Act); we acquired, or have agreed to acquire and at or prior to the time of the withdrawal will have acquired, the Receipts or the Shares outside the United States (within the meaning of Regulation S); and we are, or upon acquisition thereof will be, the beneficial owner of the Receipts or the Shares.

                  4. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it (including the representations with respect to beneficial ownership) and, if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).

                                        Very truly yours,

                                        [NAME OF CERTIFYING ENTITY]

                                   By:  _____________________________

                                        Title:




Dated:

                                    EXHIBIT A

                                [FORM OF RECEIPT]

                                    RULE 144A

THIS RULE 144A GLOBAL DEPOSITARY RECEIPT ("RULE 144A GDR"), THE RULE 144A GLOBAL DEPOSITARY SHARES ("RULE 144A GDSs) AND THE SHARES OF THE COMPANY REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THE RULE 144A GDSs IN RESPECT OF WHICH THIS RULE 144A GDR IS ISSUED, AGREES THAT SUCH SECURITIES MAY BE RESOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO AN INSTITUTIONAL BUYER THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHOM THE SELLER HAS INFORMED, IN EACH CASE, THAT THE RESALE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) UNLESS THIS CERTIFICATE IS A GLOBAL CERTIFICATE, PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE) OR (4) UNLESS THIS CERTIFICATE IS A GLOBAL CERTIFICATE, PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE AGENT AUTHORIZED BY THE ISSUER FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                      ----------------------------------
                                      RULE 144A GLOBAL DEPOSITARY
                                      SHARES (Each Rule 144A Global
                                      Depositary Share represents two (2)
                                      deposited Shares)

                              THE BANK OF NEW YORK
                       RULE 144A GLOBAL DEPOSITARY RECEIPT
                       FOR ORDINARY SHARES OF THE NOMINAL
                            VALUE OF US $0.10 EACH OF
                           RANDGOLD RESOURCES LIMITED
                      (ORGANIZED UNDER THE LAWS OF JERSEY)

          The Bank of New York as Rule 144A depositary (hereinafter called the "Rule 144A Depositary"), hereby certifies that_____________________, or registered assigns IS THE HOLDER OF_______________________


                       RULE 144A GLOBAL DEPOSITARY SHARES

representing deposited Ordinary shares in registered form, nominal value US $0.10 each (herein called "Shares") of Randgold Resources Limited, organized under the laws of Jersey (herein called the "Company"). At the date hereof, each Rule 144A Global Depositary Share represents two (2) Shares which are either deposited or subject to deposit under the Rule 144A Deposit Agreement at each of the London office of The Bank of New York (herein called the "Custodian"). The Rule 144A Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 48 Wall Street, New York, N.Y. 10286.

                                                THE BANK OF NEW YORK,
                                                As Rule 144A Depositary

                                                By:_______________________
                                                   Authorized Signatory


Dated:  __________________, 2002


Countersigned: ________________________________
               Authorized Signatory


          THE RULE 144A DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.       THE RULE 144A DEPOSIT AGREEMENT; BOOK-ENTRY GLOBAL DEPOSITARY SHARES.

         This Rule 144A Global Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of July 1, 1997, as amended and restated as of June 26, 2002 (herein called the "Rule 144A Deposit Agreement"), by and among the Company, the Rule 144A Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Rule 144A Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Rule 144A Depositary in respect or in lieu of the Shares deposited or deemed to be deposited thereunder and any and all other securities, property and cash from time to time received in respect or in lieu of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Rule 144A Deposit Agreement are on file at the Rule 144A Depositary's Corporate Trust Office in The City of New York and at the office of the Custodian.

         The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Rule 144A Deposit Agreement and are qualified by and subject to the detailed provisions of the Rule 144A Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Rule 144A Deposit Agreement and not defined herein shall have the meanings set forth in the Rule 144A Deposit Agreement.

         This Receipt shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any Rule 144A GDSs evidenced by Rule 144A ADRs issued by the Rule 144A Depositary under the Rule 144A Deposit Agreement or any other depositary shares relating to the Shares.

         If applicable, this Receipt shall bear an ISIN number that is different from any ISIN number that is or may be assigned to any Rule 144A GDSs evidenced by Rule 144A ADRs issued by the Rule 144A Depositary under the Rule 144A Deposit Agreement or any other depositary shares relating to the Shares.

         So long as the Book-Entry GDSs are eligible for book-entry settlement with DTC, unless otherwise required by law, such Book-Entry GDSs representing the Shares deposited with any Custodian shall be represented by a Master GDR issued to DTC and registered in the name of Cede & Co., as a nominee of DTC and no person acquiring such Book-Entry GDSs shall receive or be entitled to receive physical delivery of certificated Receipts evidencing Rule 144A Global Depositary Shares. Accordingly, each Beneficial Owner must rely upon the procedures of DTC and institutions having accounts with DTC to exercise or be entitled to any rights of a Holder of this Receipt.

         If, at any time when Book-Entry GDSs are represented by a Master GDR, DTC ceases to make its book-entry settlement system available for the Book-Entry GDSs, the Company shall consult with the Rule 144A Depositary regarding other arrangements for book-entry settlement. Only in the event that it is impracticable without undue effort or expense to have or to continue to have the Rule 144A Global Depositary Shares available in book-entry form as determined by the Company and the Rule 144A Depositary, the Company shall instruct the Rule 144A Depositary to make Receipts evidencing Physical Rule 144A GDSs available to the Rule 144A GDS Beneficial Owners in physical, certificated form, which availability shall be subject to such additions, deletions and modifications to the form of Receipt and the Rule 144A Deposit Agreement and subject to the requirements of any other documents, statements or certifications in connection therewith as the Company and the Rule 144A Depositary may, from time to time, agree. In the event of issuance of Receipts in physical, certificated form evidencing Physical Rule 144A GDSs, such Receipts may evidence any number of Rule 144A Global Depositary Shares.

2.       SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

         Subject to the terms and conditions of the Rule 144A Deposit Agreement, upon (i) receipt by the Rule 144A Depositary at its Corporate Trust Office of written instructions from DTC or DTC's nominee, Euroclear or Cedel on behalf of any Beneficial Owner, if the book-entry settlement system of DTC is then available for the Book-Entry GDSs, and (ii) surrender at the Corporate Trust Office of the Rule 144A Depositary of a Receipt evidencing Book-Entry GDSs or Physical Rule 144A GDSs, if the book-entry settlement system of DTC shall have become unavailable for Book-Entry GDSs, in either case, for the purpose of withdrawal of the Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt or representing such person's beneficial interest in Book-Entry GDSs evidenced by the Master GDR, and upon payment of the fee of the Rule 144A Depositary for the surrender of Receipts as provided in Section 5.09 of the Rule 144A Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Rule 144A Deposit Agreement, the Articles or Memorandum of Association of the Company, the Deposited Securities and applicable law, the Holder of such Receipt acting for itself or on behalf of the Beneficial Owner or DTC participant, as the case may be, shall be entitled to delivery, to him or upon his order of the amount of Deposited Securities at the time represented by the Rule 144A Global Depositary Shares evidenced by such Receipt or such beneficial interest in Book-Entry GDSs evidenced by the Master GDR. Delivery of such Deposited Securities may be made by the delivery of (x) certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Holder or as ordered by him, and (y) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided without unreasonable delay.

         Notwithstanding the foregoing, no Deposited Securities may be withdrawn upon receipt of written instructions from DTC or DTC's nominee or Euroclear or Cedel on behalf of any Beneficial Owner or the surrender of a Receipt, as the case may be, unless at or prior to the time of surrender the Rule 144A Depositary shall have received a duly executed and completed written certificate and agreement ("Withdrawal and Transfer Certificate"), in substantially the form attached as Annex II to the Rule 144A Deposit Agreement, by or on behalf of the person surrendering such Receipt who after such withdrawal will be the beneficial owner of such Deposited Securities; provided that no such certificate shall be required if (i) the Shares underlying the Global Depositary Shares have been registered under the Securities Act and the Rule 144A Depositary has received a satisfactory opinion of counsel to that effect or (ii) the Rule 144A Depositary shall have received a written opinion of counsel admitted to practice law in the United States satisfactory to the Rule 144A Depositary to the effect that no such certificate is required.

         A Receipt surrendered under Section 2.05 of the Rule 144A Deposit Agreement for such purposes may be required by the Rule 144A Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Rule 144A Depositary so requires, the Holder thereof or the Beneficial Owner of an interest as to which withdrawal instructions have been given, as the case may be, shall execute and deliver to the Rule 144A Depositary a written order directing the Rule 144A Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Rule 144A Depositary shall direct the Custodian to deliver at the London office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 of the Rule 144A Deposit Agreement and to the other terms and conditions of the Rule 144A Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Rule 144A Depositary as above provided, the amount of Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt or such beneficial interest in Book-Entry GDSs evidenced by the Master GDR, except that the Rule 144A Depositary may make delivery to such person or persons at the Corporate Trust Office of the Rule 144A Depositary of any dividends or distributions with respect to the Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt or such beneficial interest, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Rule 144A Depositary.

         At the request, risk and expense of any Holder so surrendering a Receipt or any Beneficial Owner submitting such written instructions for delivery, and for the account of such Holder or Beneficial Owner, the Rule 144A Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt or the beneficial interest in Book-Entry GDSs evidenced by the Master GDR to the Rule 144A Depositary for delivery at the Corporate Trust Office of the Rule 144A Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by air courier, cable, telex or facsimile transmission.

         Notwithstanding the foregoing, at any time the Company maintains an unrestricted depositary receipt facility with respect to the Shares in the United States, each Holder acknowledges that, and each of the Rule 144A Depositary and the Custodian agrees that, neither the Custodian nor the Rule 144A Depositary will make any actual delivery of Shares to any Holder at an address within the United States, unless such Shares are no longer deemed to be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933.

3.       TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

         The transfer of this Receipt is registrable on the books of the Rule 144A Depositary (a) if the book-entry settlement system of DTC is then available for the Book-Entry GDSs, upon receipt by the Rule 144A Depositary at its Corporate Trust Office of written instructions from DTC or DTC's nominee on behalf of any Beneficial Owner and (b) if the book-entry settlement system of DTC shall become unavailable for the Book-Entry GDSs, upon surrender at the Corporate Trust Office of the Rule 144A Depositary of a Receipt, by the Holder hereof in person or by a duly authorized attorney, properly endorsed or accompanied by a proper instrument or instruments of transfer (including, in the case of any Receipt in physical, certificated form, the due execution and completion of any endorsements appearing thereon relating to compliance with restrictions applicable to the transfer hereof) and duly stamped as may be required by the laws of the State of New York and the United States, and subject to the payment of funds sufficient to pay any applicable transfer taxes and the fees and expenses of the Rule 144A Depositary as provided in Section 5.09 of the Rule 144A Deposit Agreement. Thereupon the Rule 144A Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Rule 144A Depositary and the Company may require in order to comply with applicable laws but only upon payment to the Rule 144A Depositary of the fees of the Rule 144A Depositary as provided in Section 5.09 of the Rule 144A Deposit Agreement. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of Rule 144A Global Depositary Shares as the Receipt or Receipts surrendered. The Rule 144A Depositary may deliver a Receipt or Receipts in exchange for an unrestricted depositary receipt or unrestricted depositary receipts, upon the same terms and subject to the same conditions as apply to a deposit for a Receipt under Section 2.02(b) of the Rule 144A Deposit Agreement. The Rule 144A Depositary is not required to deliver a Receipt in exchange for an unrestricted depositary receipt if the Rule 144A Depositary believes that at the time of issuance such Receipt would not be eligible under paragraph (d)(3) of Rule 144A. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or beneficial interest in the Master GDR or withdrawal of any Deposited Securities or the adjustment of the Rule 144A Depositary's records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal, the Rule 144A Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Rule 144A Depositary may establish consistent with the provisions of the Rule 144A Deposit Agreement, including, without limitation,
Section 2.06 thereof.

         Notwithstanding the foregoing, with respect to any transfer of a Receipt evidencing Physical Rule 144A GDSs, upon the surrender of such Receipt together with written instructions as to the person or persons, or to whose DTC participant account the Physical Rule 144A GDSs to be transferred are to be credited, the Rule 144A Depositary will, if at the time DTC's book-entry settlement system is available for Book-Entry Rule 144A GDSs, cancel the surrendered Receipt, adjust its records, and instruct DTC to adjust its records, so as to increase the number of Rule 144A Global Depositary Shares represented by the Master GDR by the number of Physical Rule 144A GDSs evidenced by the Receipt so surrendered for transfer and inform DTC as to the person or persons, or to whose DTC participant account such Rule 144A Global Depositary Shares are to be credited.

         The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused or the registration of transfer, split-up or combination of outstanding Receipts, or the surrender of outstanding Receipts or the receipt of written instructions from any person having a beneficial interest in Book-Entry GDSs represented by the Master GDR for the purpose of withdrawal of Deposited Securities, may be suspended generally or in particular instances, during any period when the transfer books of the Rule 144A Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Rule 144A Depositary or the Company , or the Foreign Registrar, at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Rule 144A Deposit Agreement, or for any other reason. The Rule 144A Depositary shall in no event be required to accept Shares for deposit or issue Receipts or adjust the Master GDR against such delivery if the Rule 144A Depositary believes that at the time of issuance such Receipts would not be eligible under paragraph (d)(3) of Rule 144A.

4.       LIABILITY OF HOLDER FOR TAXES.

         If any tax or other governmental charge shall become payable by the Custodian or Rule 144A Depositary with respect to this Receipt or any Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by this Receipt, such tax or other governmental charge will be payable by the Holder or Beneficial Owner hereof to the Rule 144A Depositary. The Rule 144A Depositary may refuse to effect registration of transfer of this Receipt (or any split-up or combination thereof) or any withdrawal of Deposited Securities represented by Rule 144A Global Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Holder or Beneficial Owner hereof any part or all of the Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner hereof will remain liable for any deficiency.

5.       WARRANTIES OF DEPOSITORS.

         Every person depositing Shares under the Rule 144A Deposit Agreement will be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02 of the Rule 144A Deposit Agreement, that such Shares and each certificate therefor are validly issued, fully paid, nonassessable, and free of any pre-emptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Such representations and warranties will survive the deposit of such Shares and issuance of Receipts.

         Each person depositing or withdrawing Shares (other than the Company) will be deemed to acknowledge, represent and warrant to the same effect as the acknowledgment and certifications set out in Annex I or II to the Rule 144A Deposit Agreement, as the case may be. Each such purchaser and each such person depositing or withdrawing Shares will be deemed to represent that it understands that the Receipts and the underlying Shares, unless otherwise agreed by the Company and the Rule 144A Depositary, will bear one or more legends substantially to the effect set out in Sections 2.01(a) and 2.01(b) of the Rule 144A Deposit Agreement. Such acknowledgments, representations, warranties and agreements shall survive any such purchase, deposit or withdrawal.

6.       FILING PROOFS, CERTIFICATES AND OTHER INFORMATION.

         Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time to file with the Rule 144A Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in this Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of the Rule 144A Deposit Agreement or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Rule 144A Depositary may deem necessary or proper. The Rule 144A Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Rule 144A Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under Jersey laws and regulations and any necessary approval has been granted by any governmental body in Jersey which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares. The Rule 144A Depositary will refuse to accept Shares for deposit whenever it is notified in writing that such deposit would result in any violation of applicable laws or the Company's Memorandum or Articles of Association.

         In the event that Shares, or securities of any class that may from time to time be deposited with the Custodian pursuant to the Rule 144A Deposit Agreement, or Rule 144A Global Depositary Shares or Receipts representing such Shares or other securities, become listed on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934, as from time to time amended, or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A(d)(3)(i)), the Company shall notify the Rule 144A Depositary and the Custodian in writing of such listing or quotation. Thereafter, and notwithstanding any other provision of the Rule 144A Deposit Agreement to the contrary, the Rule 144A Depositary and the Custodian shall refuse to accept for deposit any Shares of the same class (within the meaning of Rule 144A(d)(3)(i)) as the securities so listed or quoted, unless the person making such deposit shall furnish evidence satisfactory to the Rule 144A Depositary, in its sole discretion, that the Shares to be deposited were not, when issued, of the same class (within the meaning of Rule 144A(d)(3)(i)), as the securities so listed or quoted.

7.       CHARGES OF RULE 144A DEPOSITARY.

         The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Rule 144A Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Rule 144A Depositary and the Company from time to time. The Rule 144A Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Rule 144A Depositary.

         The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Rule 144A Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar (or any other appointed agent of the Company for transfer and registration of the Shares) and applicable to transfers of Shares to the name of the Rule 144A Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder,
(3) such cable, telex and facsimile transmission expenses as are expressly provided in the Rule 144A Deposit Agreement, (4) such expenses as are incurred by the Rule 144A Depositary in the conversion of Foreign Currency pursuant to
Section 4.05 of the Rule 144A Deposit Agreement, (5) a fee of $5.00 or less per 100 Rule 144A Global Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Rule 144A Deposit Agreement, and the surrender of receipts pursuant to Section 2.05 or
6.02 of the Rule 144A Deposit Agreement and (6) a fee of $.02 or less per Rule 144A Global Depositary Share (or portion thereof) for any cash distribution made pursuant to the Rule 144A Deposit Agreement, including, but not limited to, Sections 4.01 through 4.04 thereof, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Rule 144A Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of Rule 144A Global Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares) but which securities are instead distributed by the Rule 144A Depositary to Rule 144A GDS Holders and (8) a fee not in excess of $1.50 per certificate for a Receipt or Receipts for transfers made pursuant to the terms of the Rule 144A Deposit Agreement.

         The Rule 144A Depositary, subject to Section 2.09 of the Rule 144A Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.       PRE-RELEASE OF RECEIPTS.

         Notwithstanding Section 2.03 of the Rule 144A Deposit Agreement, the Rule 144A Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Rule 144A Deposit Agreement (a "Pre-Release"). The Rule 144A Depositary may, pursuant to Section 2.05 of the Rule 144A Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Rule 144A Depositary knows that such Receipt has been Pre-Released. The Rule 144A Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Rule 144A Depositary deems appropriate, (c) terminable by the Rule 144A Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Rule 144A Depositary deems appropriate. The number of Global Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Rule 144A Deposit Agreement; provided, however, that the Rule 144A Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

         The Rule 144A Depositary may retain for its own account any compensation received by it in connection with the foregoing.

         The person to whom any Pre-Release is to be made pursuant to Section
2.09 of the Rule 144A Deposit Agreement shall be required to deliver to the Rule 144A Depositary a duly executed and completed Depositor Certificate in substantially the form attached to the Rule 144A Deposit Agreement as Annex I.

9.       TITLE TO RECEIPTS.

         Title to this Receipt (and to the Rule 144A Global Depositary Shares evidenced hereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of the Rule 144A Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Rule 144A Depositary, notwithstanding any notice to the contrary, may treat the Holder hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Rule 144A Deposit Agreement and for all other purposes and neither the Rule 144A Depositary nor the Company will have any obligation or be subject to any liability under the Rule 144A Deposit Agreement to any holder of a Receipt, unless such holder is the Holder hereof.

10.      VALIDITY OF RECEIPT.

         This Receipt will not be entitled to any benefits under the Rule 144A Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Rule 114A Depositary by the manual or facsimile signature of a duly authorized signatory of the Rule 144A Depositary, and if a Registrar (other than the Rule 144A Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

11.      REPORTS; INSPECTION OF TRANSFER BOOKS.

         The Company has agreed that, so long as the Rule 144A Deposit Agreement remains in effect, it will either (i) furnish the Commission with certain public reports and documents required by the laws of Jersey or of any securities exchange on which any securities of the Company are listed or otherwise in accordance with Rule 12g3-2(b) under the Securities Exchange Act, and otherwise comply with the exemption provided by such Rule, or (ii) be subject to and fulfill the periodic reporting and other requirements of the Securities Exchange Act, and in accordance therewith, file reports and other information with the Commission. If, at any time prior to the termination of the Rule 144A Deposit Agreement, the Company is neither a reporting company under Section 13 or 15(d) of the Securities Exchange Act nor exempt from the reporting requirements of the Securities Exchange Act by reason of Rule 12g3-2(b) thereunder, the Company will provide, at its expense, to any Holder or Beneficial Owner or any holder of Shares, and to any prospective purchaser of Rule 144A Global Depositary Shares or Shares designated by such person, upon request of such Holder, Beneficial Owner, holder or prospective purchaser, the information required by Rule 144A(d)(4)(i) and otherwise comply with Rule 144A(d)(4). If at any time the Company is neither subject to Section 13 or 15(d) of the Securities Exchange Act nor exempt pursuant to Rule 12g3-2(b) under the Securities Exchange Act (as determined by the Office of International Corporate Finance of the Commission), the Company shall immediately so notify the Rule 144A Depositary, and the Rule 144A Depositary may so notify the Rule 144A GDS Holders in writing at the Company's expense.

         The Company has authorized the Rule 144A Depositary to deliver such information furnished by the Company to the Rule 144A Depositary during any period in which the Company informs the Rule 144A Depositary it is subject to the information delivery requirements of Rule 144A(d)(4) to any such Holder, Beneficial Owner, holder of Shares or prospective purchaser at the request of such person. The Company has agreed to reimburse the Rule 144A Depositary for its reasonable expenses in connection with such deliveries and to provide the Rule 144A Depositary with such information in such quantities as the Rule 144A Depositary may from time to time reasonably request.

         In addition, upon notice that the Company has not furnished the Commission with any public reports, documents or other information as required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act, the Rule 144A Depositary is authorized (at any time the Company is exempt pursuant to Rule 12g3-2(b)) to furnish promptly to the Commission copies of all annual or other periodic reports and other notices or communications which the Rule 144A Depositary receives as holder of the Deposited Securities from the Company and which are not so furnished to or filed with the Commission pursuant to any other requirement of the Commission and the Rule 144A Depositary is hereby authorized by the Company to do so on its behalf.

         The Rule 144A Depositary will make available for inspection by Rule 144A Holders and Beneficial Owners at its Corporate Trust Office any notices, reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Rule 144A Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Rule 144A Depositary shall also send to the Rule 144A Holders copies of such reports when furnished by the Company pursuant to Section 5.06 of the Rule 144A Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Rule 144A Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

         The Rule 144A Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Rule 144A GDS Holders and Beneficial Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Rule 144A GDS Holders or Beneficial Owners in the interest of a business or object other than the business of the Company or a matter related to the Rule 144A Deposit Agreement or the Receipts.

         The Rule 144A Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Rule 144A Deposit Agreement.

12.      DIVIDENDS AND DISTRIBUTIONS.

         Whenever the Rule 144A Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Rule 144A Depositary shall, if such cash is received in Foreign Currency, subject to the provisions of Section 4.05 of the Rule 144A Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Rule 144A Depositary as provided in Section 5.09 of the Rule 144A Deposit Agreement) to the Rule 144A GDS Holders entitled thereto, in proportion to the number of Rule 144A Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided, however, that in the event that the Company or the Rule 144A Depositary or the Custodian shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Holder of the Receipts evidencing Rule 144A Global Depositary Shares representing such Deposited Securities shall be reduced accordingly.

         Subject to the provisions of Sections 4.11 and 5.09 of the Rule 144A Deposit Agreement, whenever the Rule 144A Depositary or Custodian shall receive any distribution other than a distribution described in Section 4.01, 4.03 or
4.04 of the Rule 144A Deposit Agreement, the Rule 144A Depositary shall cause the securities or property received by it to be distributed to the Rule 144A GDS Holders entitled thereto, after the deduction or upon payment of any fees and expenses of the Rule 144A Depositary or any taxes or other governmental charges under the Rule 144A Deposit Agreement in proportion to the number of Rule 144A Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Rule 144A Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Rule 144A Depositary such distribution cannot be made proportionately among the Rule 144A GDS Holders entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Rule 144A Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such property consists of securities that must be registered under the Securities Act in order to be distributed to Rule 144A GDS Holders or Beneficial Owners of Receipts) the Rule 144A Depositary deems such distribution not to be feasible, the Rule 144A Depositary, after consultation with the Company, may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Rule 144A Depositary as provided in Section 5.09 of the Rule 144A Deposit Agreement) shall be distributed by the Rule 144A Depositary to the Rule 144A GDS Holders entitled thereto, all in the manner and subject to the conditions described in Section 4.01 of the Rule 144A Deposit Agreement. Each beneficial owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer described in the legend affixed at the beginning hereof.

         There can be no assurance that the Rule 144A Depositary will be able to effect any currency conversion or to sell or otherwise dispose of any distributed or offered property or rights in a timely manner or at a particular price or at all.

         If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Rule 144A Depositary may either (i) if Book-Entry GDSs are available, reflect on the records of the Rule 144A Depositary such increase in the aggregate number of GDSs representing Shares evidenced by the Master GDR and give notice to DTC of the related increase in the number of GDSs evidenced by the Master GDR or (ii) if Book-Entry GDSs are not available, distribute to the Rule 144A GDS Holders of outstanding Receipts entitled thereto, in proportion to the number of Rule 144A Global Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of Rule 144A Global Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Rule 144A Deposit Agreement with respect to the deposit of Shares and the issuance of Rule 144A Global Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section
4.11 of the Rule 144A Deposit Agreement and the payment of the fees and expenses of the Rule 144A Depositary as provided in Section 5.09 of the Rule 144A Deposit Agreement. The Rule 144A Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional Rule 144A Global Depositary Shares in any such case, the Rule 144A Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in
Section 4.01 of the Rule 144A Deposit Agreement. If such adjustments on the records of the Rule 144A Depositary are not so made or additional Receipts are not so distributed, each Rule 144A Global Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Each Beneficial Owner of Receipts or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act and to have agreed to comply with the restrictions on transfer described in the form of legend set forth in Section 2.01 of the Rule 144A Deposit Agreement.

         In the event that the Rule 144A Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Rule 144A Depositary is obligated to withhold, the Rule 144A Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Rule 144A Depositary deems necessary and practicable to pay any such taxes or charges and the Rule 144A Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Rule 144A GDS Holders entitled thereto in proportion to the number of Rule 144A Global Depositary Shares held by them respectively.

13.      RIGHTS.

         In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Rule 144A Depositary shall have discretion as to the procedure to be followed in making such rights available to any Rule 144 GDS Holders or in disposing of such rights on behalf of any Rule 144A GDS Holders and making the net proceeds available to such Rule 144A GDS Holders or, if by the terms of such rights offering or for any other reason, the Rule 144A Depositary may not either make such rights available to any Rule 144A GDS Holders or dispose of such rights and make the net proceeds available to such Rule 144A GDS Holders, then the Rule 144A Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Rule 144A Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Rule 144A GDS Holders but not to other Rule 144A GDS Holders, the Rule 144A Depositary may, if the Company so requests, distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of Rule 144A Global Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

         In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the Rule 144A Global Depositary Shares of such Holder hereunder, the Rule 144A Depositary will make such rights available to such Holder upon written notice from the Company to the Rule 144A Depositary, if the Company so requests, that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

         If the Rule 144A Depositary has distributed warrants or other instruments for rights to all or certain Rule 144A GDS Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Rule 144A Depositary from such a Holder to exercise such rights, upon payment by such Holder to the Rule 144A Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Rule 144A Depositary and any other charges as set forth in such warrants or other instruments, the Rule 144A Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Rule 144A Depositary on behalf of such Holder. As agent for such Holder, the Rule 144A Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Rule 144A Deposit Agreement, and shall, pursuant to Section 2.03 of the Rule 144A Deposit Agreement, execute and deliver Receipts to such Holder. In the case of a distribution pursuant to the second paragraph of Section 4.04 of the Rule 144A Deposit Agreement, such Receipts shall be legended in the manner provided in
Section 2.01 of the Rule 144A Deposit Agreement and in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

         If the Rule 144A Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Rule 144A GDS Holders, it may sell the rights, warrants or other instruments in proportion to the number of Rule 144A Global Depositary Shares held by the Rule 144A GDS Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Rule 144A Depositary as provided in Section 5.09 of the Rule 144A Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Rule 144A Deposit Agreement) for the account of such Rule 144A GDS Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Rule 144A GDS Holders because of exchange restrictions or the date of delivery of any Receipt or otherwise.

         The Rule 144A Depositary will not offer rights to Rule 144A GDS Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Rule 144A GDS Holders or are registered under the provisions of such Act; provided, that nothing in the Rule 144A Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Rule 144A Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Rule 144A Depositary may rely that such distribution to such Holder is exempt from such registration.

         The Rule 144A Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Rule 144A GDS Holders in general or any Holder in particular.

14.      CONVERSION OF FOREIGN CURRENCY.

         Whenever the Rule 144A Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Rule 144A Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Rule 144A Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Rule 144A GDS Holders entitled thereto or, if the Rule 144A Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Rule 144A GDS Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Rule 144A Depositary as provided in Section 5.09 of the Rule 144A Deposit Agreement.

         If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Rule 144A Depositary shall file such application for approval or license, if any, as it may deem desirable.

         If at any time the Rule 144A Depositary shall determine in its judgment that any Foreign Currency received by the Rule 144A Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Rule 144A Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Rule 144A Depositary, the Rule 144A Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Rule 144A Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Rule 144A GDS Holders entitled to receive the same.

         If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Rule 144A GDS Holders entitled thereto, the Rule 144A Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Rule 144A GDS Holders entitled thereto and may distribute the balance of the Foreign Currency received by the Rule 144A Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Rule 144A GDS Holders entitled thereto.

15.      FIXING OF RECORD DATE.

         Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Rule 144A Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Rule 144A Depositary causes a change in the number of Shares that are represented by each Rule 144A Global Depositary Share, or whenever the Rule 144A Depositary shall find it necessary or convenient, the Rule 144A Depositary shall fix a record date which shall be the same date as the record date, if any, applicable to the Deposited Securities, or as close thereto as practicable (a) for the determination of the Rule 144A GDS Holders who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give or forward instructions for the exercise of voting rights at any such meeting or (iii) to receive information on such meeting, subject to the provisions of the Rule 144A Deposit Agreement or (b) on or after which each Rule 144A Global Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 of the Rule 144A Deposit Agreement and to the other terms and conditions of the Rule 144A Deposit Agreement, the Rule 144A GDS Holders on such record date shall be entitled, as the case may be, to receive the amount distributable by the Rule 144A Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of Rule 144A Global Depositary Shares evidenced by Receipts held by them respectively and to give voting instructions, to exercise the rights of Rule 144A GDS Holders under the Rule 144A Deposit Agreement with respect to such changed number of Shares and to act in respect of any other such matter.

16.      VOTING OF DEPOSITED SECURITIES.

         Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if instructed in writing by the Company, the Rule 144A Depositary shall, as soon as practicable thereafter, mail to the Rule 144A GDS Holders a notice, the form of which notice shall be in the sole discretion of the Rule 144A Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Rule 144A Depositary from the Company, (b) a statement that the Rule 144A GDS Holders as of the close of business on a specified record date will be entitled, subject to any applicable provision of Jersey law and of the Articles of Association or Memorandum of Association of the Company, to instruct the Rule 144A Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective Rule 144A Global Depositary Shares, and (c) a statement as to the manner in which such instructions may be given. Upon the written request of a Holder on such record date, received on or before the date established by the Rule 144A Depositary for such purpose, the Rule 144A Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Rule 144A Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

17.      CHANGES AFFECTING DEPOSITED SECURITIES.

         In circumstances where the provisions of Section 4.03 of the Rule 144A Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any Shares or other securities or property which shall be received by the Rule 144A Depositary or a Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities, shall be treated as new Deposited Securities under the Rule 144A Deposit Agreement, and Rule 144A Global Depositary Receipts shall, subject to the terms of the Deposit Agreement and applicable law (including any registration requirements under the Securities
Act) thenceforth evidence GDSs representing, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Rule 144A Depositary may, and shall, if the Company so requests, (a) if Book-Entry GDSs are available, make appropriate entry in its records, or (b) if Book-Entry GDSs are not available, either (i) execute and deliver additional Receipts as in the case of a dividend in Shares or (ii) call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.      LIABILITY OF THE COMPANY AND RULE 144A DEPOSITARY.

         Neither the Rule 144A Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association or Memorandum of Association of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Rule 144A Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Rule 144A Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Rule 144A Depositary nor the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Holder or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Rule 144A Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Rule 144A Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Rule 144A Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Rule 144A Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Rule 144A GDS Holders, and the Rule 144A Depositary may not dispose of such distribution or offering on behalf of such Rule 144A GDS Holders and make the net proceeds available to such Rule 144A GDS Holders, then the Rule 144A Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

         The Company assumes no obligation nor shall it be subject to any liability under the Rule 144A Deposit Agreement to any Rule 144A GDS Holders or Beneficial Rule 144A GDS Owners except that it agrees to perform its obligations specifically set forth in the Rule 144A Deposit Agreement without negligence or bad faith. The Rule 144A Depositary assumes no obligation nor shall it be subject to any liability under the Rule 144A Deposit Agreement to any Holder or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Rule 144A Deposit Agreement without negligence or bad faith. Neither the Rule 144A Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Rule 144A Depositary. Neither the Rule 144A Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Rule 144A Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Rule 144A Depositary or in connection with any matter arising wholly after the removal or resignation of the Rule 144A Depositary, provided that in connection with the issue out of which such potential liability arises the Rule 144A Depositary performed its obligations without negligence or bad faith while it acted as Rule 144A Depositary. The Rule 144A Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. No disclaimer of liability under the Securities Act is intended by any provision of the Rule 144A Deposit Agreement.

         The Company agrees to indemnify the Rule 144A Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Rule 144A Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Rule 144A Depositary or any Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

         The Rule 144A Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Rule 144A Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

19. RESIGNATION AND REMOVAL OF THE RULE 144A DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

         The Rule 144A Depositary may at any time resign as Rule 144A Depositary under the Rule 144A Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Rule 144A Deposit Agreement. The Rule 144A Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Rule 144A Deposit Agreement. In case at any time the Rule 144A Depositary shall resign or be removed, the Company will use its best efforts to appoint a successor depositary, which will be a bank or trust company having an office in the Borough of Manhattan,

The City of New York. Every successor depositary will execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Rule 144A Deposit Agreement, and thereupon such successor depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Rule 144A Deposit Agreement, will duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and will deliver to such successor a list of the Rule 144A GDS Holders of all outstanding Receipts. Any such successor depositary will promptly mail notice of its appointment to the Rule 144A GDS Holders. Whenever the Rule 144A Depositary in its discretion determines that it is in the best interest of the Rule 144A GDS Holders to do so, it may appoint a substitute or additional custodian or custodians.

20.      AMENDMENT.

         The form of the Receipts and any provisions of the Rule 144A Deposit Agreement may at any time and from time to time be amended by agreement or supplemented by agreement between the Company and the Rule 144A Depositary without the consent of Rule 144A GDS Holders or Rule 144A GDS Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other expenses), or which otherwise prejudices any substantial existing right of Rule 144A GDS Holders or Beneficial Owner will, however, not become effective as to outstanding Receipts until the expiration of ninety days after notice of such amendment shall have been given to the Rule 144A GDS Holders of outstanding Receipts. Every Holder and Beneficial Owner at the time any amendment so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment or supplement and to be bound or to own any beneficial interest by the Rule 144A Deposit Agreement as amended or supplemented thereby. In no event shall any amendment impair the right of the Holder of this Receipt to surrender such Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

21.      TERMINATION OF RULE 144A DEPOSIT AGREEMENT.

         The Rule 144A Depositary shall at any time at the direction of the Company terminate the Rule 144A Deposit Agreement by mailing notice of such termination to the Rule 144A GDS Holders of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination. The Rule 144A Depositary may likewise terminate the Rule 144A Deposit Agreement by mailing notice of such termination to the Company and the Rule 144A GDS Holders of all Receipts then outstanding, if at any time 60 days shall have expired after the Rule 144A Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Rule 144A Deposit Agreement. On and after the date of termination, the Holder of a Receipt will, upon (a) (i) receipt by the Rule 144A Depositary at its Corporate Trust Office of written instructions from DTC or DTC's nominee on behalf of any Beneficial Owner, if the book-entry settlement system of DTC is then available for the Book-Entry GDSs, or (ii) surrender of such Receipt at the Corporate Trust Office of the Rule 144A Depositary, (b) payment of the fee of the Rule 144A Depositary for the surrender of Receipts referred to in Section 2.05 of the Rule 144A Deposit Agreement, and
(c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the Rule 144A Global Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Rule 144A Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends and other distributions to the Rule 144A GDS Holders thereof, shall not accept deposits of Shares and shall not give any further notices or perform any further acts under the Rule 144A Deposit Agreement, except that the Rule 144A Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Rule 144A Deposit Agreement, shall convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Rule 144A Depositary (after deducting, in each case, the fee of the Rule 144A Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Rule 144A Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of six months from the date of termination, the Rule 144A Depositary shall sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Rule 144A GDS Holders of Receipts which have not theretofore been surrendered, such Rule 144A GDS Holders thereupon becoming general creditors of the Rule 144A Depositary with respect to such net proceeds. After making such sale, the Rule 144A Depositary shall be discharged from all obligations under the Rule 144A Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Rule 144A Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Rule 144A Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Rule 144A Deposit Agreement, the Company shall be discharged from all obligations under the Rule 144A Deposit Agreement except for its obligations to the Rule 144A Depositary under Sections 5.08 and 5.09 of the Rule 144A Deposit Agreement.

22.      DISCLOSURE OF INTERESTS.

         The Company, or the Rule 144A Depositary if instructed by the Company to so request, may from time to time request Rule 144 GDS Holders, former Rule 144 GDS Holders, Rule 144A GDS Beneficial Owners or former Beneficial Owners of Rule 144A ADRs to provide information as to the capacity in which they hold or held Rule 144A ADRs or own or owned such beneficial interest and regarding the identity of any other person then or previously interested in such Rule 144A GDS Holder or Rule 144A ADRs and the nature of such interest. Each such Rule 144 GDS Holder or Beneficial Owner agrees to provide any such information reasonably requested by the Company, or such Rule 144A Depositary if instructed by the Company to so request, pursuant to the Rule 144A Deposit Agreements.